Exhibit 99.1

Customers Bank SM 1015 Penn Avenue Wyomissing, PA 19610 Contacts: Jay Sidhu, Chairman & CEO 610-935-8693 Richard Ehst, President & COO 610-917-3263 Investor Contact: James D. Hogan, CFO 484-359-7113

CUSTOMERS BANCORP ANNOUNCES RECORD EARNINGS FOR THE SECOND QUARTER 2013

Wyomissing, PA – July 15, 2013 – Customers Bancorp, Inc. (Nasdaq: CUBI) today reported net income of $8,225,662 or $0.38 per diluted share for the second quarter of 2013.  Highlights for the second quarter 2013 included:

•	Compared to second quarter, 2012 which included $8.8 million of security gains, net income increased $1.7 million of 26.5% in the second quarter, 2013.

•	Diluted EPS in the second quarter, 2012 was $0.56 compared to $0.38 in the second quarter, 2013.

•	For the quarter ended June 30, 2013, ROA was 0.98% and ROE was 10.11%. Total assets at June 30, 2013 were $3.8 billion.

•	Capital ratios1 remained strong with Tier 1 Leverage of 11.20% and Total Risk Based Capital of 12.52% at June 30, 2013.

•	Asset quality remained strong as NPA’s in originated portfolio were $ 20.6 million or 0.61% of average assets at June 30, 2013.

•	Loans and deposits continued strong growth.

•	Book value per common share was $15.40 at June 30, 2013 compared to $13.99 at June 30, 2012.

“We are pleased to announce that continued execution of our business strategy resulted in strong loan demand through organic growth that generated significant increases in revenues” stated Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc.  “The Bank continues to see consistent growth in our loan portfolios while maintaining our margin.  During the second quarter ended June 30, 2013, net loans, including loans held for sale, grew from approximately $1.9 billion at June 30, 2012 to $3.2 billion at June 30, 2013, a 68.5% increase.  Total deposits at June 30, 2012 were approximately $1.9 billion compared to $2.8 billion at June 30, 2013, a 44.0% increase.  In addition to strong earnings in the second quarter of 2013, we raised $103.5 million in gross proceeds from the sale of our voting common stock.  We plan to remain very focused on building shareholder value through our organic growth strategy and continue to build a strong balance sheet and profitable franchise”.

1 Risk Weighted Assets is an estimate of $3.0 billion pending the final Call Report.

James Hogan, Executive Vice President and CFO, stated “Our second quarter earnings continued the pattern of growth we saw in the first quarter.  Maintaining margins while growing the balance sheet has directly contributed to the strong earnings.  Our net interest margin has remained strong at 3.26%.  Since we are asset sensitive, we believe we can maintain our margins in a rising rate environment.  Fee income continued to grow as fees were 23.9% of net revenue.  Fees from the lending areas as well as BOLI income also showed significant growth.  Although expenses grew 15.9% compared to the same quarter last year to accommodate the growth and the expansion into New York and New England, we continue to grow revenue faster than expenses.  The Bank’s efficiency ratio was 49.44% in the second quarter of 2013 which reflects favorably on the Bank’s goal of growing revenue twice as fast as expenses”.

Our provision for loan losses was $4.6 million in the second quarter compared to $2.7 million in the same quarter last year.  Charge offs were $3.1 million, including $2.0 million that was eighty-percent guaranteed by the FDIC.  (Expected reimbursement from the FDIC is $1.6 million.)

In addition, Mr. Sidhu continued, “the foundation of our business strategy is built upon providing exceptional service to our customers delivered by very experienced bankers who are supported by state of the art technology.  Our organic growth in the second quarter indicates that we can attract new customers and provide the services they need”.

As we stated in our press release of June 26, 2013, we believe we have a unique opportunity with our relationship with Religare Enterprises Limited (Religare) to serve businesses and professionals from East Asia doing business or living in the United States, and businesses who want to take advantage of opportunities in South East Asia.  We also expect our relationship with Religare to serve as a continuing source of referrals between our two companies.  We are optimistic this investment2, over the long term will help increase shareholders’ value, add to our earnings and better serve our customer base.

2 This gives us and our partners access to the third largest economy in the world.

EARNINGS SUMMARY

(dollars in thousands, except per-share data)
	Q2	Q1	Q2
	2013	2013	2012

Net income applicable to common shareholders	$8,226	$7,189	$6,504 *
Diluted earnings per share	$0.38	$0.38	$0.56

Return on average assets (%)	0.98%	0.98%	1.26%
Return on average common equity (%)	10.11%	10.63%	16.78%
Equity to Assets (%)	10.01%	8.01%	6.95%
Net interest margin (%)	3.26%	3.26%	2.91%
Efficiency ratio (%)	49.44%	57.54%	78.39%

Average shares outstanding	21,266,905	18,471,207	11,347,683
Book value per common share (period end)	$15.40	$14.98	$13.99
Tangible book value per common share (period end)	$15.25	$14.78	$13.66

* includes $8.8 million in security gains

Net Income and Revenue Growth

Even including securities gains of $8.8 million in the second quarter of 2012, the growth in total net revenue during the second quarter 2013 increased 24.8% over the same period in 2012, driven by increases in net interest income and non-interest income. Net interest income increased by $11.8 million which was primarily the result of growth in the loan portfolio and planned reduction in funding costs.  Non-interest income declined by $5.1 million related primarily due to security gains realized in the second quarter of 2012 offset by an increase in warehouse lending fees of $0.5 million and $2.5 million of accretion related to the FDIC loss sharing receivable, offsetting some of our provision for loan loss expense.  Non-interest expenses were up approximately 15.9% in the second quarter 2013 compared to the same period in 2012.  The increase was primarily driven by higher costs for staffing, occupancy and technology infrastructure related to bringing on our New York and New England lending teams and to support continued growth of our balance sheet.

Loan Growth

Loan growth year over year was primarily attributable to growth in warehouse loans of $336.9 million, commercial loans of $361.7 million, consumer loans of $77.4 million and multi-family loans of $542.8 million, which was a business function still in the building phase in early 2012.

Deposit Growth

The average cost of deposits fell 40 basis points from the second quarter of 2012 due to a focus on pricing down higher cost money market accounts and CDs.  Non-interest demand deposits also contributed to the decrease in cost of deposits with growth of 72% over the same period in 2012 as we introduced new cash management products, and brought on escrow deposits related to our multi-family customers and warehouse lending related accounts.

Asset Quality

Total non-performing assets in the originated loan portfolio decreased by $4.4 million from March 31, 2013 to $20.5 million at June 30, 2013.  Other real estate owned in the originated portfolio increased approximately $1.4 million during the second quarter to $4.5 million at June 30, 2013 compared to $3.1 million at March 31, 2013. Total non-performing assets in the covered portfolio decreased by $2.7 million to $12.3 million at June 30, 2013 from $15.0 million at March 31, 2013 relating primarily to the charge off previously mentioned.  New originations continue to perform very well with almost no delinquencies or charge offs.

Interest rate risk position helps in a higher rate environment. The Bank remained asset sensitive at June 30, 2013 and expects to benefit from rising rates.  Due to the extremely short term nature of the mortgage warehouse loans, Customers Bank maintains a relatively minor investment portfolio, decreasing any significant impact from mark to market with rising rates.

Customers Bancorp, Inc. listed on the Nasdaq in late May 2013 and trades under the symbol CUBI.  Its closing price on July 12, 2013 was $17.50, reporting about 113% of June 30, 2013 book value and 11.5x annualized 2013 earnings.

CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
				Percent	Percent
	Q2	Q1	Q2	Change	Change
	2013	2013	2012	Q2'13 vs Q1'13	Q2'13 vs Q2'12
Cash & Due From Banks	10,728	6,731	2,941	59.4%	264.8%
Interest Earning Deposits	194,957	174,409	119,111	11.8%	63.7%
Federal Funds Sold	-	-	-	0.0%	0.0%
Cash and Cash Equivalents	205,685	181,140	122,052	13.6%	68.5%
Investment Securities Available for Sale, at Fair Value	183,769	162,030	134,757	13.4%	36.4%
Investment Securities, Held-to-Maturity	-	-	-	0.0%	0.0%
Loans Held for Sale	1,414,943	1,359,817	283,535	4.1%	399.0%
Loans receivable not covered by Loss Sharing Agreements with the FDIC	1,753,658	1,516,844	1,537,577	15.6%	14.1%
Loans receivable covered under Loss Sharing Agreements with the FDIC	91,614	102,011	113,293	-10.2%	-19.1%
Allowance for Loan and Lease Losses	(28,142)	(26,439)	(16,118)	6.4%	74.6%
Total Loans Receivable, Net	1,817,130	1,592,416	1,634,752	14.1%	11.2%
FDIC Loss Sharing Receivable	14,169	12,043	12,376	17.7%	14.5%
Bank Premises & Equipment, Net	10,170	9,546	9,319	6.5%	9.1%
Bank Owned Life Insurance	67,762	66,746	39,901	1.5%	69.8%
Other Real Estate Owned	10,607	9,414	11,263	12.7%	-5.8%
Goodwill & Other Intangibles	3,683	3,686	3,697	-0.1%	-0.4%
Restricted Stock	33,188	34,081	20,125	-2.6%	64.9%
Accrued Interest Receivable and Other Assets	32,152	27,705	12,364	16.1%	160.0%
Total Assets	3,793,258	3,458,624	2,284,141	9.7%	66.1%

Demand, Non-interest Bearing	265,842	242,509	155,009	9.6%	71.5%
Interest Bearing Deposits	2,509,867	2,293,317	1,774,854	9.4%	41.4%
Total Deposits	2,775,709	2,535,826	1,929,863	9.5%	43.8%
Federal Funds Purchased	120,000	90,000	5,000	33.3%	2300.0%
Securities Sold Under Agreement to Repurchase	-	-	-	0.0%	0.0%
Other Borrowings	505,000	537,000	178,000	-6.0%	183.7%
Subordinated Debt	2,000	2,000	2,000	0.0%	0.0%
Accrued Interest Payable and Other Liabilities	10,776	16,888	10,563	-36.2%	2.0%
Total Liabilities	3,413,485	3,181,714	2,125,426	7.3%	60.6%

Preferred Stock	-	-	-	0.0%	0.0%
Common Stock	24,710	18,531	11,395	33.3%	116.8%
Additional Paid In Capital	305,364	213,022	123,868	43.3%	146.5%
Retained Earnings	53,729	45,503	24,112	18.1%	122.8%
Accumulated Other Comprehensive Gain (Loss)	(3,530)	354	(159)	-1097.2%	2120.1%
Cost of Treasury Stock	(500)	(500)	(500)	0.0%	0.0%
Total Shareholders' Equity	379,773	276,910	158,716	37.1%	139.3%
Total Liabilities & Shareholders' Equity	3,793,258	3,458,624	2,284,142	9.7%	66.1%

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
				Percent
	Q2	Q1	Q2	Change
	2013	2013	2012	Q2'13 vs Q2'12
Interest on Loans Held for Sale	11,157	10,884	1,469	659.5%
Interest on Loans Receivable, Taxable, Including Fees	19,099	16,027	15,881	20.3%
Interest on Loans Receivable, Non-taxable, Including Fees	97	72	41	136.6%
Interest on Investment Securities, taxable	1,082	829	2,219	-51.2%
Interest on Investment Securities, Non-taxable	-	-	21	-100.0%
Other Interest Income	114	108	69	65.2%
Total Interest Income	31,549	27,920	19,700	60.1%
	0	0	0	0.0%
Interest Expense:	0	0	0	0.0%
Interest on Deposits	5,136	5,136	5,424	-5.3%
Interest on Federal Funds Purchased	74	5	1	7300.0%
Interest on Securities Sold Under Agreement to Repurchase	-	-	-	0.0%
Interest on Other Borrowings	330	238	106	211.3%
Interest on Subordinated Debt	17	16	17	0.0%
Total Interest Expense	5,557	5,395	5,548	0.2%
Net Interest Income	25,992	22,525	14,151	83.7%
Provision for Loan and Lease Losses	4,620	1,100	2,738	68.7%
Net Interest Income (Loss) After Provision for Loan and Lease Losses	21,372	21,425	11,414	87.2%

Non-interest Income:
Deposit Fees	159	130	117	35.9%
Mortgage Warehouse Transactional Fees	3,868	3,668	3,384	14.3%
Bank Owned Life Insurance Income	567	476	323	75.5%
Securities Gain (Losses)	-	-	8,797	-100.0%
Accretion of FDIC Loss Sharing Receivable	2,505	1,217	-	0.0%
Gain/(Loss)on Sales of SBA Loans	358	50	339	5.6%
Other Non-interest Income	721	574	278	159.4%
Total Non-Interest Income	8,178	6,115	13,238	-38.2%
Total Non-Interest Income (excluding security gains)	8,178	6,115	4,441	84.1%

Non-Interest Expense:
Salaries and Employee Benefits	8,508	7,397	5,598	52.0%
Occupancy	2,110	1,910	1,849	14.1%
Technology, Communication and Bank Operations	1,061	841	691	53.5%
Advertising and Promotion	408	115	301	35.5%
Professional Services	1,252	706	769	62.8%
FDIC Assessments, Taxes, and Regulatory Fees	1,058	1,347	867	22.0%
OREO Exp	525	36	709	-26.0%
Loan Workout Exp	72	674	543	-86.7%
Other Non Operating Expenses	-	147	-	0.0%
Stock Offering Expense	-	-	1,340	-100.0%
Loss Contingency	-	2,000	-	0.0%
Other Non-interest Expense	1,901	1,307	1,907	-0.3%
Total Non-interest Expense	16,895	16,480	14,574	15.9%
Income/(Loss) Before Tax Expense (Benefit)	12,655	11,060	10,078	25.6%
Income Tax Expense (Benefit)	4,429	3,871	3,574	23.9%
Net Income (Loss)	8,226	7,189	6,504	26.5%
Dividends on Preferred Stock	-	-	-	0.0%
Net Income (Loss) Available to Common Shareholders	8,226	7,189	6,504	26.5%

Net Income (Loss) Available to Common Shareholders (excluding security gains)	8,226	7,189	786	946.6%

Average Balance Sheet / Margin

	Three Months Ended June 30,
	2013		2012
(dollars in thousands)		Average yield or cost (%)		Average yield or cost (%)
Assets
Interest Earning Deposits	$178,853	0.25%	$106,206	0.26%
Investment securities, taxable	181,573	2.38%	294,143	3.02%
Investment securities, non taxable	-	0.00%	2,065	4.16%
Loans held for sale	1,158,974	3.86%	156,169	3.78%
Loans, taxable	1,696,979	4.51%	1,409,862	4.53%
Loans, non-taxable	14,525	2.68%	7,308	2.25%
Allowance for loan and lease losses	(26,533)		(15,705)
Total interest-earning assets	3,204,371	3.95%	1,960,048	4.04%
Non-interest-earning assets	174,076		116,505
Total Assets	$3,378,447		$2,076,553

Liabilities
Total Interest bearing deposits	2,409,415	0.86%	1,721,370	1.27%
Other borrowings	357,780	0.47%	39,951	1.26%
Total interest-bearing liabilities	2,767,195	0.81%	1,761,321	1.27%
Non-interest-bearing deposits	269,618		152,885
Total deposits & borrowings	3,036,813	0.73%	1,914,206	1.17%
Other non-interest-bearing liabilities	15,266		6,452
Total Liabilities	3,052,079		1,920,658
Shareholders' equity	326,368		155,895
Total liabilities & shareholders' equity	$3,378,447		$2,076,553

Net interest margin		3.25%		2.90%
Net interest margin tax equivalent		3.26%		2.91%

LOAN LOSS EXPERIENCE

(dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2013	2013	2012	2012	2012

Allowance for loan losses:
Beginning balance	$(26,439)	$(25,837)	$(24,974)	$(16,118)	$(15,400)
Charge-offs	3,093	562	1,171	1,417	2,106
Recoveries	(177)	(64)	(417)	(157)	(86)
Net charge-offs	2,916	498	754	1,260	2,020
Provision for loan losses	(4,620)	(1,100)	(1,617)	(10,116)	(2,738)
Ending balance	$(28,143)	$(26,439)	$(25,837)	$(24,974)	$(16,118)

Cash reserves	$2,747	$3,138	$3,486	$4,092	$5,045
Allowance to loans	1.53%	1.63%	1.95%	2.30%	0.98%
Net charge-offs to average loans	0.17%	0.04%	0.07%	0.07%	0.14%

Originated non-performing assets:
Non-accrual originated loans	$16,069	$21,922	$20,028	$20,906	$21,155
Other real estate owned	4,492	3,085	2,245	1,624	944
Total	$20,561	$25,007	$22,273	$22,530	$22,099

Originated non-performing assets/average assets	0.61%	0.84%	0.79%	0.91%	1.06%
Restructured loans in compliance with modified terms	$3,319	$2,703	$2,189	$1,701	$1,892

About Customers Bancorp, Inc. and Customers Bank

Customers Bancorp, Inc. is a bank holding company for Customers Bank based in Wyomissing, Pennsylvania. Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania. Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (“FDIC”). With assets of approximately $3.8 billion at June 30, 2013, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch locations in Pennsylvania, New York, New Jersey, Rhode Island and Massachusetts. Customers Bancorp, Inc. has one pending acquisition, CMS Bancorp, Inc. in White Plains, NY. Customers Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.